Exhibit 99.2

Kairos Acquisition Corp. Announces Closing of Upsized $240 Million Initial Public Offering

New York, New York, Jan. 08, 2021 (GLOBE NEWSWIRE) -- Kairos Acquisition Corp. (Nasdaq: KAIRU) (the “Company”) announced today that it closed its upsized initial public offering of 24,000,000 units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $240,000,000.

The Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “KAIRU” on January 6, 2021. Each unit consists of one of the Company’s Class A ordinary shares and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants will trade and are exercisable. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be traded on Nasdaq under the symbols “KAIR” and “KAIRW,” respectively.

The Company has granted the underwriters a 45-day option to purchase up to an additional 3,600,000 units at the initial public offering price to cover over-allotments, if any.

Citigroup Global Markets Inc. acted as the sole-book running manager of the offering. I-Bankers Securities, Inc. acted as the co-manager of the offering.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $240,000,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of January 8, 2021 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (“SEC”).

Ellenoff Grossman & Schole LLP acted as counsel to the Company and Davis Polk & Wardwell LLP acted as counsel to the underwriters.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, tel: 800-831-9146; or I-Bankers Securities, Inc. at 535 5th Ave., 4th Floor, New York, NY 10017.

A registration statement relating to the securities became effective on January 5, 2021 in accordance with Section 8(a) of the Securities Act of 1933, as amended. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Kairos Acquisition Corp.

Kairos Acquisition Corp. is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, the Company intends to focus on regulated insurance or reinsurance companies, distributors or technology and insurance service providers that focus on specialty lines of business or that target product or customer niches. The Company is led by Chief Executive Officer, Peter Bang and Chief Financial Officer, Jerry de St. Paer.

Contact
Peter Bang
917-783-4057
Pbang@ergcapitalpartnes.com